Exhibit 5.1

599 LEXINGTON AVENUE

NEW YORK, NY 10022-6069

+1.212.848.4000

September 1, 2021

The Board of Directors

Greenidge Generation Holdings Inc.

590 Plant Road

Dresden, NY 14441

Greenidge Generation Holdings Inc.

Ladies and Gentlemen:

We have acted as counsel to Greenidge Generation Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of (a) the offer and sale from time to time by the selling stockholders covered by the Registration Statement (the “Selling Stockholders”) of (i) up to 562,174 outstanding shares of class A common stock, par value $0.0001 (“Common Stock”), of the Company, held by a Selling Stockholder (the “Common Stock Resale Shares”), (ii) up to 3,071,500 shares of Common Stock (the “Class B Conversion Shares”) issuable to certain Selling Stockholders upon conversion of 3,071,500 shares of class B common stock, par value $0.0001, of the Company (the “Class B Common Stock”), (iii) up to 6,480,000 shares of Common Stock (the “Preferred Stock Conversion Shares”) issuable to certain Selling Stockholders upon conversion of the 6,480,000 shares of Class B Common Stock issued upon conversion of 1,620,000 shares of series A convertible redeemable preferred stock, par value $0.0001 per share (the “Series A Preferred Stock”), of the Company on the effective date of the Registration Statement, and (b) the issuance by the Company of 344,800 shares of Common Stock (the “Warrant Shares”) issuable to a Selling Stockholder upon the exercise of a warrant of the Company (the “Warrant”), as described in the prospectus forming a part of the Registration Statement (the “Prospectus”).

In rendering the opinions expressed below, we have reviewed originals or copies of the following documents (the “Documents”):

(a) The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, in each case, as amended through the date hereof (the “Governing Documents”).

(b) The Registration Statement.

(c) The Prospectus.

(d) Such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Documents, we have assumed:

ABU DHABI | BEIJING | BRUSSELS | DUBAI | FRANKFURT | HONG KONG | LONDON | MENLO PARK | MILAN | NEW YORK PARIS | ROME | SAN FRANCISCO | SÃO PAULO | SAUDI ARABIA* | SHANGHAI | SINGAPORE | TOKYO | TORONTO | WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

*DR. SULTAN ALMASOUD & PARTNERS IN ASSOCIATION WITH SHEARMAN & STERLING LLP

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Common Stockholder Resale Shares have been duly authorized by the Company and are validly issued, fully paid and non-assessable.

2. The Class B Conversion Shares have been duly authorized by the Company and when and if issued upon conversion of the shares of Class B Common Stock in accordance with the terms of the Governing Documents, would be validly issued, fully paid and non-assessable.

3. The Preferred Stock Conversion Shares have been duly authorized, and, when and if issued upon conversion of the Series A Preferred Stock in accordance with the terms of the Governing Documents, would be validly issued, fully paid and non-assessable.

4. The Warrant Shares, when and if issued upon exercise of the Warrant in accordance with the terms of the Warrant, have been duly authorized by the Company and would be validly issued, fully paid and non-assessable.

Our opinion is limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

This opinion letter is delivered to you in connection with the filing of the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP